AMPEX Corporation

Westergaard Small Cap Conference November, 2006

AMPEX Corporation

Forward-looking Statements

This presentation contains estimates, projections and other statements that are forward-looking. Actual results could differ materially from those currently anticipated as a result of a variety of factors including, but not limited to, the risk that our patent licensing revenue may be adversely affected by the expiration of a significant patent in April, 2006; the risks that the Company will not conclude additional license agreements; possible incurrence of significant patent litigation expenses or adverse legal determinations finding our patents invalid or not infringed, and other risks and uncertainties described in our annual, current and periodic reports filed with the SEC. Certain of the information contained herein is derived from independent research reports and similar sources, which are believed by us to be reliable, but which we have not independently verified and for which we cannot be responsible. We undertake no duty or obligation to update any of the information contained in this presentation.

Ampex Corporation

Statement of Operations

(in thousands except per share)

Six Months Ended Twelve Months Ended

30-Jun-06 30-Jun-05 31-Dec-05 31-Dec-04

Product sales and service revenues $ 11,796 $ 12,452 $ 24,240 $ 28,582

Running royalties 4,145 5,392 10,256 7,345

Prepayments and other royalty settlements - 15,908 18,658 65,524

Total revenues 15,941 33,752 53,154 101,451

Costs and expenses before litigation expense 14,431 17,413 34,404 37,092

Operating income before litigation expense 1,510 16,339 18,750 64,359

Patent litigation expense 5,564 6,324 9,550 4,925

Interest (income) expense, net 1,137 1,297 2,217 9,571

Other (income), expense, net (392) (545) 422 255

Income (loss) before income taxes (4,799) 9,263 6,561 49,608

Provision for income taxes 30 260 749 1,098

Income (loss) from continuing operations (4,829) 9,003 5,812 48,510

Net income (loss) $ (5,024) $ 9,003 $ 6,727 $ 46,362

Fully diluted EPS $ (1.32) $ 2.31 $ 1.75 $ 12.17

Weighted average shares outstanding 3,815 3,891 3,850 3,809

AMPEX Corporation

Ampex Data Systems Corporation – Recorders Business Segment

• Principal markets

– Military surveillance and intelligence gathering

– Flight and sensor test applications

• New products

– DDRs and DSRs instrumentation recorders

• Legacy tape-based products

– DCRsi ground and airborne instrumentation recorders

– 19 millimeter mass data storage archives

– Spare parts for professional television recorders and special effects

– Instrumentation and video recording tape

• R&D focus

– Additional multiplexer data input configurations

– Mini recorder

– High definition recorder

AMPEX Corporation

Ampex Data Systems Corporation

Operating Results

(in thousands)

Six Months Ended Twelve Months Ended

June 30 December 31

2006 2005 2005 2004

New product sales $ 3,049 $ 2,885 $ 5,720 $ 935

Legacy product sales 3,027 3,189 5,607 12,497

Tape sales 1,611 1,996 4,055 6,411

Service revenues 4,109 4,382 8,858 8,739

Total revenues 11,796 12,452 24,240 28,582

Gross margin 6,680 6,014 12,035 11,830

GM percentage 56.6% 48.3% 49.6% 41.4%

Operating income $ 1,505 $ 683 $ 1,833 $ 1,538

Ampex Data Systems Corporation

Backlog

Contingent orders / approved P.O.’s

Total

June	30, 2006 December 31, 2005

(in thousands)

$ 8,878 $ 9,059

8,462 4,557

$ 17,340 $ 13,616

AMPEX Corporation

Ampex Corporate Licensing – Licensing Business Segment

• Strategic focus since 1968 to leverage R&D investments

– VCR royalties averaged $16 million annually – 1990 to 2000

– Patents stemmed from innovative professional television products – 12 Emmys

• Digital imaging technology is today’s focus

– Rapid Image Retrieval – expired April 2006

– Image Data Shuffling – expires 2012

– Feed Forward Quantization – expires 2011

– High Speed Image Decoding – expires 2014

• Key products of interest

– Digital video camcorders

– Digital still cameras

– Camera-equipped cell phones

– DVD recorders

AMPEX Corporation

Digital Video Camcorders

• All significant manufacturers are licensees – some have prepaid

• Sony represents approximately 50% of this market

– December 2004 prepayment expired on April 11, 2006

– Began quarterly running royalty payments in September 2006

• Multiple patents in force through at least 2012

• Camcorder market valued at $9 Billion annually*

* Source: International Data Corporation

AMPEX Corporation

Digital Still Cameras (“DSC”)

• Ampex collected $100 million from 2004 through April 2006 on Rapid Image Retrieval (“121”) patent

• License agreements provide for use of other digital imaging patents

• Future royalties on DSC dependent upon demonstrating infringement

– Issued 10 claim charts alleging infringement of Feed Forward Quantization

– Broadening technical patent review to assess potential infringement of additional patents

• DSC market valued at $30 Billion annually*

* Source: International Data Corporation

AMPEX Corporation

Eastman Kodak Litigation

• We initiated litigation in October 2004 on the “121” patent which expired April 11, 2006

• Litigation possibly the impetus behind 13 license settlements and receipt of over $100 million in royalties

• On October 31, 2006, District Court granted Kodak’s motion for summary judgment of non-infringement

• We are evaluating next actions, including possible appeal

• Court’s decision does not affect past or future licensing revenues

AMPEX Corporation

Other Consumer Imaging Products

• Camera Equipped Cell Phones (“CEP”)

– Issued two claim charts alleging infringement of Feed Forward Quantization

– Broadening technical review to assess potential infringement of additional patents

• CEP market valued at $50 Billion annually*

• DVD Recorders

– One licensee pays running royalties

– In discussion with other manufacturers

* Source: International Data Corporation

AMPEX Corporation

Balance Sheet Data

(in thousands)

Cash

Long-term debt

12% Senior Notes due 2008 Pension Notes

Scheduled Pension Contributions

June 30, 2006 December 31, 2005

$ 7,394 $ 13,070

6,197 5,846

21,344 19,879

55,750 58,750

AMPEX Corporation

Summary

• Profitable recorders manufacturing business with attractive operating leverage

– New products are growing faster than decline in legacy products

– Service revenues and tape sales cushion volatility in government spending

• Licensing segment

– Annual camcorder revenues currently expected to exceed $10 million

– Significant upside potential if we demonstrate infringement of any of our digital imaging patents

• Debt Service obligations

– No significant principal repayments required before 2008

– Pension contributions are advanced by former affiliate

AMPEX Corporation